Exhibit 10.28

LEASING CONTRACT

Party A (Lessor): Techwell Electronic Co., Ltd.

Address: Middle of Konggang Road, Yuhuang Ling Industrial Park, Chengyang District, Qingdao (Now named as Tie Jie Shan Road).

Legal Representative: Zhao, Jiahui

Party B (Lessee): Qingdao Viasystems Telecommunications Technologies Co., Ltd

Address: Middle of Konggang Road, Yuhuang Ling Industrial Park, Chengyang District, Qingdao (Now named as Tie Jie Shan Road).

Legal Representative: Daniel J. Weber

Whereas:

I.	Party B operates and sells products in China (abbreviated as ‘Operations’), which needs to lease a plant and facilities.

II.	Party A owns the plant and facilities subject to this contract, and has agreed and obtained necessary permit to lease this plant and facilities to Party B for use of Operations and place of Operations.

After mutual consultation, two Parties hereby agree to extend the contract as follows:

I.	Term of the Lease

1.	The term of this lease is three months, from January 1st 2012 (‘Commencement Date’) to March 31st 2012 (‘Termination Date’).

2.	Within the lease term, if Party B needs to sublease the Premises to a third party, Party A’s consent shall be obtained.

3.	After the contract is signed, with Party B’s assistance, Party A shall register with relevant administrative authorities of Chinese government, and share the cost according to relevant laws and provisions in this contract.

II.	Address, Area, Function and Usage of the Premises

1.

The address of the plant and attached facilities (‘the Premises’) leased by Party B from Party A is (Middle of Konggang Road, Yuhuang Ling Industrial Park, Chengyang District, Qingdao. Now named as Tie Jie Shan Road). The architectural area is 6941.82 m2 (two stories plant) plus1661.58 m2 (Canteen), with surrounding corridors, passageway free for Party B’s usage. Party A guarantees the plant could be used for operations and production functions by Party B.

2.	If Party B needs to lease part of the dormitories run by Party A, Party A promises within 10 days of Party B’s request to lease, Party A could provide to Party B usable dormitories and guarantee Party B has lease priority at the best price.

III.	Security Deposit and Rental Rate

1.

The security deposit is RMB 20,000 Yuan, which was credited to Party A by Party B on November 4th 2008. This security deposit shall be returned to Party B within 5 days upon expiration of the contract, after Party B has returned the Premises to Party A.

2.	The rental rate is RMB 11.667 Yuan per square meter monthly. Whereas the total rental is RMB 100,375 Yuan per month (including rental rate for the free space next to the plant and the canteen, and the passage way, including tax). All the water, electricity and telecommunication expenses occurred during the lease term shall be paid by Party B on its own according to relevant government regulations. Party A shall assist with relevant procedures. Party A shall not add any additional fee on top of the fee rate as regulated by the government. Party B shall pay the rental by installment twice a year, on January 1st and July 1st of each year. In case any delay of payment for more than 10 days, a 0.5% daily rate shall be applied to the due payment except when the delay involves dispute in payment of rental, maintenance fee between Party A and Party B or when the delay is caused by breach of responsibilities by Party A.

3.	Party A shall issue official invoice at least five days prior collection of rental from Party B.

4.	Party A should pay rental to Party B in check or web-bank.

IV.

V.	Taxes and Fees

Taxes and fees for leasing include but not limited to property tax, operation tax, income tax, land usage tax (fee), and potential taxes and fees levied upon Party A due to the lease of the Premises in the future, all of which shall be paid by Party A. Other taxes and fees, for example stamp tax, registration fee and other tax items and fees, shall be paid by Party A as the lessor and Party B as the lessee together, according to relevant provisions of laws and regulations. Party A shall make the registration procedures.

VI.	Repair, Maintenance and Insurance of the Plant, Specialized Facilities and Land Space

1.	Party B enjoys the sole right of usage to the Premises and attached facilities and the open land space around it within the lease term. Party B shall properly manage and use the Premises and attached facilities. Party A is responsible for the maintenance, repair and annual audit of the specialized facilities within the Premises (not including facilities added by Party B on its own), to guarantee reliable operations status quo of the Premises and attached facilities within the lease term. Party A guarantees it shall repair within three days upon request any normal wear and tear, quality problem of the plant and all damages that are not caused by Party B. In case Party A fails to repair within such period or in any event that it requires Party A to undertake immediate maintenance or eliminate any risks that might occur but Party A is unable to conduct promptly, Party B is entitled to repair on its own or entrust a third party to repair or eliminate the risks and Party A shall bear all repair expense incurred there from. Party B is entitled to deduct repair expenses from the rental due in the next payment term or request Party A to pay the repair expenses within a specific period of time. Party B is also entitled to deduct the pro rata rental in the delayed period. Party A shall be responsible for all bodily injury, property losses incurred in the repair or delay or negligence of repair by Party A and all relating economic and civil liabilities.

2.	Party B shall properly manage and use the Premises in normal status besides normal wear and tear. In case any loss or damage incur to the Premises, the responsible party shall bear the liability. Party A shall be responsible for loss and damage caused by force majeure.

3.	Party A has the right to access the Premises to execute repair obligation to the Premises. Reasonable notice should be given to Party B prior, and the repair should not interrupt or affect normal usage and operations of Party B. Party A or its designated maintenance personnel shall comply with Party B’s administration rules. Party A shall reasonably assist Party B in properly managing and using the Premises.

4.	Party A shall purchase and maintain insurances for the Premises and attached facilities including liability insurances during the lease term and any extended term thereafter. Party B shall purchase necessary insurances for properties in the Premises. In case any party fails to purchase any insurance required by this Lease, the party shall be responsible for all damages and losses incurred respectively.

VII.	Alteration of the Premises

1.

Party B shall not alter the main structure or fundamental structure of the Premises without Party A’s written consent. During the lease term, in case Party B shall conduct any decoration, renovation, modification, add facilities and equipments without altering any main structure or fundamental structure of the Premises to meet the needs of Operations, Party A shall provide consent in time and shall provide the original design/drawings of the plant and be responsible for obtaining all necessary approvals and permits. In case any decoration, renovation, modification, adding facilities and equipments to the Premises may affect the main structure and fundamental structure, Party B must conduct with Party A’s written consent. Party A shall be responsible for obtaining all necessary approvals and permits. In case Party B conducts any decoration, renovation, modification, adding facilities and equipments to the Premises with Party A’s written consent, upon expiration of the Lease Term or early termination of the Lease, Party B is entitled to remove and move away the facilities and equipments decorated or installed by Party B. Party A shall compensate Party B in reasonable price for those that cannot be removed or are difficult to be removed or where the removal would likely damage Party A’s original facilities or equipments or structure.

2.	In case Party B needs to set up advertising boards on or surround the Premises, Party A shall assist Party B to go through all necessary approval process. Party B shall bear the expenses.

VIII.	Transfer of Ownership

1.	In case Party A transfers part or all ownership of the Premises to a third party, this Lease shall bind the transferee. Party A shall ensure the transferee continue to perform this Lease. Party A shall give written notice three-months prior to Party B of any intended transfer of part or all of the Premises, and Party B reserves right to continue the Lease or to terminate the Lease with written notice. Party A shall reserve the first right of refusal to purchase the Premises in equivalent conditions. In case Party A fails to give prior notice or the transfer causes Party B to be unable to use the Premises in normal way, Party A shall compensate Party B six months’ rental as liquidated damages and compensate losses Party B would suffer. In case Party B opts to terminate the Lease earlier, Party A shall give Party B at least two months for Party B’s movement (“moving period”) and refund all Lease Security Deposit and rental paid by Party B for unused lease term to Party B. The moving period is counted from the date of termination notice. Party B is entitled free lease in the moving period.

IX.	Guarantee and Exemption Clauses

1.	Of the Premises Party A guarantees the following:

(1)	the Premises meet requirements of Party B on manufacture and sales of products

(2)	the Premises do not infringe property ownership of any third party

(3)	the Premises have no dispute on title deeds

(4)	The construction and facilities of the Premises are legal and safe and comply with national environmental and firefighting requirements

(5)	the Premises do not have any other flaws

(6)	Guarantees normal supply of the Premises’ normal water, electricity and telecommunication etc that are needed for normal manufacture and living of Party B. (Note, the water and electricity of the two newly built buildings and dormitories that are used by Party A shall be measured and paid separately. Those that cannot be measured separately shall be fixed to a certain amount with mutual consultation. The expense shall be credited to Party B by installment or deducted from rental paid to Party A)

(7)	In case any creditor or mortgagee of Party A claim for realization of debt or mortgage, Party A shall give written notice to Party B within one work day upon receipt of notice of creditor or mortgagee party, court judgment or arbitration award. In case any realization of such debt or security interest limits Party B’s free enjoyment of the usage of and lease of the Premises under this Lease, it is deemed breach of the Lease by Party A, therefore Party A shall compensate Party B with amount equivalent to six months’ rental as liquidated damages and compensate Party B all losses incurred there from.

2.	Party B shall take liabilities for damages caused by misusage and abuse of the Premises and other losses.

X.	Termination and Expiration of the Contract

1.	Party A is entitled to terminate this Lease with written notice in case Party B fails to pay rental due more than 60 days or fails to cure within 30 days upon notice by Party A except for the nonpayment caused by any dispute on rental, management fee or repair expenses or breach by Party A to its responsibilities under this Lease.

2.	Party B is entitled to terminate this Lease with written notice to Party A and require Party A to compensate losses Party B suffered in case the normal supply of water, electricity and other utilities were broken for more than three days.

3.	Besides the situations where the contract could be terminated as in this contract, a party is entitled to terminate the contract and require the other party two months’ rental as liquidated damages and to take liabilities for all related losses, in case one of the following circumstances should take place to any party:

(1) Not executing obligations as set forth in the contract, and no cure or active cure since 30 days noticed by the other party in written form

(2) Was announced bankruptcy or the Premises were frozen, enforced or were transferred to a third party according to legal process.

If due to above mentioned reasons Party A causes Party B to terminate the contract, Party A shall have to refund the security deposit in full amount, plus the rental paid by Party B for the period when the Premises are not used after the contract termination.

4.	Any party shall not terminate the contract within the term of this contract, except for the above mentioned circumstances and other circumstances set forth in this contract where contract can be terminated. If any party does not intend to extend the contract when it expires, written notice shall be sent to the other party 15 days in advance. When the above mentioned circumstances occur, Party A shall grand Party B extra three months’ moving period, then both parties do not need to pay compensation to the other party.

5.	In case Party B fails to return the Premises within a reasonable period (maximum no more than 2 months, not including moving period) after the contract expires or is terminated, Party A is entitled to move properties of Party B within the Premises to proper storage places and Party B shall bear all expense and loss caused by this. However, Party A has no lien to these properties.

6.	In case any severe earthquake or other natural disaster or war or any other unforeseeable and unavoidable force majeure happens, which causes any party to be unable to perform this Lease, the party which encounters the force majeure shall notify the other party in mail or facsimile and shall provide details of such force majeure within 30 days and certificate that the Lease cannot be perform in whole or in part or the performance needs to delay. Such certificate shall be issued by a notary public located in the place where the force majeure occurs. If it is impossible to obtain such a certificate, other competent evidence is allowed. The Party experiencing the force majeure shall be waived from any liability.

XI.	Loss Compensations

In case one party damages the Premises on purpose or by mistake, the responsible party shall notify the other party, and compensate the other party for damage and loss caused to the Premises.

XII.	Sublease

1.	Without written consent of Party A, Party B is not allowed to sublease the Premises. If due to manufacture adjustment Party B indeed needs to reduce leasing of part of the Premises, Party A shall agree that Party B can sublease part of the Premises.

XIII.	Devolvement

1.	If both parties don’t extend the contract upon its expiration, Party B shall devolve the Premises back to Party A within a reasonable period. Party B shall devolve the possession of the Premises in situation after normal usage except for the followings:

(1) Repair, reconstruction, maintenance, alteration or addition of the Premises as set forth in the contract

(2) the Premises and attached facilities suffer from loss, damage and harm due to Party B’s fault

(3) Damage or loss caused by mistake or fault of Party A or personnel or visitors of Party A

XIV.	Confidentiality

1.	All information currently or will be or planned to be provided in the future in course when Party A and Party B sign and execute the contract, including but not limited to product design, manufacture, financial status, project, material, equipment, research and manufacture related business secretes, and technical information are secret information. Party A and Party B shall keep strict confidentiality. If one party reveals the other party’s secret information to a third party without consent of the other party, it shall be responsible for all economic losses caused to the other party.

2.	Except the Premises, without written consent from Party A personnel of Party B shall not approach any other constructions or facilities of Party A. Without written consent of Party B, personnel of Party A shall not approach the Premises and attached facilities unless due to repair or other Property management and usage demand which are noticed to Party B and consented by Party B in prior.

XV.	Notices

1.	In accordance with this contract, those notices that are delivered to the following address by hand delivery, facsimile, prepaid registered mails or certified mails, are deemed as proper notices.

Party	A: Techwell Electronic Co., Ltd.

Address: Middle of Konggang Road, Yuhuang Ling Industrial Park, Chengyang District, Qingdao. (Now named as Tie Jie Shan Road)

Tel: 0532 – 55576678                     Contact Person: Zhao, Jiahui

Fax: 0532 – 55576676

Party B: Qingdao Viasystems Telecommunications Technologies Co., Ltd

Address: Middle of Konggang Road, Yuhuang Ling Industrial Park, Chengyang District, Qingdao. (Now named as Tie Jie Shan Road)

Tel: 0532 – 89651086                         Contact Person: Li, Chunmei

Fax: 0532 – 89651130

2.	Should the address be changed, the other party shall be noticed as set forth above. Otherwise it is deemed as that the address is not changed.

XVI.	Applicable Law

The contract shall be governed by and interpreted in accordance with the laws and regulations of PRC.

XVII.	Dispute Resolution

1.	Any dispute caused by or related to this contract shall be resolved by friendly consultation. If an agreement cannot be reached, the dispute shall be resolved by the people’s court where the Premises are located.

XVIII.	Contract Validation and Miscellaneous

1.	The contract shall come into force since the date it is signed by legal representative or authorized representative of Party A and Party B, and sealed by company stamp.

2.	This contract composes of all the agreements made by Party A and Party B regarding the content of the contract. It has priority over all other written or oral agreement or proposals reached by both parties prior to signing of this contract.

3.	Any modification of the contract will only validate after being signed by legal representatives or authorized representatives of both parties, and sealed with company stamp.

4.	All appendixes of the contract which are made according to the principles of the contract are integrated parts of the contract, and have equal legal validity with this contract. Should the content of the appendixes have various interpretations than the contract, the provisions of the contract prevail.

5.	Any late or no excise of the rights or privileges as set forth in this contract by any party shall not constitute waiver of the rights and privileges. Partial execution of rights and privileges shall not exclude continual execution of rights. For breach of any provision of this contract, waiver from any side shall not be deemed as waiver to future breaches of the contract, or waiver of the rights under that provision or other rights in the contract. Reception of rental in this contract represents reception only. It does not constitute waiver of any other rights.

6.	The titles of all provisions of this contract are only set forth for reference. It shall not be deemed as part of the contract or affect interpretation of provisions of the contract.

7.	This contract is made in four original copies in Chinese. Party A and Party B each shall preserve two copies with equal legal validity.

Signatures and Seals

Party A: Techwell Electronic Co., Ltd.

Signature: Zhao, Jiahui

Name: Zhao, Jiahui

Title: Legal representative

Date: YY MM DD

Party B: Qingdao Viasystems Telecommunications Technologies Co., Ltd

Signature: Qin, Jie

Name: Qin, Jie

Title: General Manager

Date: January 1st, 2012

Appendix: Qingdao Techwell Electronic Co., Ltd. Plant